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                                                                       Exhibit 4

                                    MEDITRUST

                           1992 EQUITY INCENTIVE PLAN
             AS AMENDED AND RESTATED EFFECTIVE AS OF AUGUST 15, 1996


SECTION 1. PURPOSE

     The purpose of the 1992 Equity Incentive Plan (the "Plan") of Meditrust is to enable Meditrust and its subsidiaries to attract, retain and motivate their employees, consultants and trustees and to enable such persons to participate in the long-term growth of the Company by providing for or increasing the proprietary interests of such persons in the Company, thereby assisting the Company to achieve its long-range goals.

SECTION 2. DEFINITIONS

     As used in the Plan:

     "Act" means the Securities Exchange Act of 1934, as amended.

     "Award" means any Option, Stock Appreciation Right, Performance Stock Unit or Restricted Stock awarded under the Plan.

     "Board" means the Board of Trustees of the Company.

     "Closing Price" means the closing price of a Share on the New York Stock Exchange or, if Shares are not listed on such exchange, on any other national exchange on which Shares are listed or on NASDAQ.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" means the Stock Option Committee of the Board, which shall consist of two or more trustees, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3(b)(3)(i) under the Act, or any successor provision.

     "Committee Member" means a trustee appointed by the Board to be a member of the Committee.

     "Company" means Meditrust, a Massachusetts business trust, and any present or future parent or subsidiary corporations (as defined in Section 424 of the Code) or any successor to such corporations.

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     "Fair Market Value" means, with respect to Shares or any other property, the fair market value as determined by the Committee in good faith or in the manner established by the Committee from time to time.

     "Incentive Stock Option" means an option to purchase Shares awarded to a Participant under the Plan which is intended to meet the requirements of Section 422 of the Code or any successor provision.

     "Non-Qualified Stock Option" means an option to purchase Shares awarded to a Participant under the Plan which is not intended to be an Incentive Stock Option.

     "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

     "Participant" means a person selected by the Board or the Committee to receive an Award under the Plan.

     "Performance Cycle" or "Cycle" means the period of time selected by the Board or the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

     "Performance Stock Unit" means Shares awarded to a Participant under
Section 9.

     "Restricted Period" means the period of time selected by the Board or the Committee during which an award of Restricted Stock may be forfeited to the Company.

     "Restricted Stock" means Shares awarded to a Participant under Section 7 which are subject to forfeiture.

     "Section 16 Participant" means a Participant subject to Section 16 of the Act.

     "Shares" or "Stock" means shares of beneficial interest, without par value, of the Company.

     "Stock Appreciation Right" or "SAR" means a right awarded to a Participant under Section 8.

SECTION 3. ADMINISTRATION

     (a) The Plan shall be administered by the Board. The Board may, in its discretion, delegate some or all of its powers with respect to the Plan to the

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Committee. All references hereinafter to the powers of the Committee assume that the Board has duly delegated such powers to the Committee. Among other things, the Board and the Committee shall have authority, subject to the terms of the Plan, to grant Awards, to determine the individuals to whom and the time or times at which Awards may be granted and to determine the terms and conditions of any Award granted hereunder.

     (b) The Board and the Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, to interpret the provisions of the Plan and any Award, and to decide all disputes arising in connection with the Plan. The decisions and interpretations of the Board and the Committee shall be final and binding. Any action of the Board or the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of a quorum or by the unanimous written consent of their respective members.

SECTION 4. ELIGIBILITY

     All employees, trustees and consultants of the Company shall be eligible to participate in the Plan.

SECTION 5. STOCK AVAILABLE FOR AWARDS

     (a) At any given time, Awards may be made under the Plan for up to an aggregate number of Shares equal to 5% of the total number of Shares then outstanding; of such aggregate number of Shares for which Awards may be granted under the Plan, 500,000 shall be available for the grant of Incentive Stock Options. If any Award in respect of Shares expires or is terminated before exercise or is forfeited for any reason, without a payment in the form of Stock being made to the Participant, the Shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) In the event that the Board or the Committee determines in its sole discretion that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares at a price substantially below fair market value, or other similar transaction affects the Shares such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan to Participants, the Board or the Committee shall have the right to adjust

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equitably any or all of (i) the number and kind of Shares or securities in respect of which Awards may be made under the Plan to Participants, (ii) the number and kind of Shares subject to outstanding Awards held by Participants, and (iii) the award, exercise or conversion price with respect to any of the foregoing held by Participants, and if considered appropriate, the Board or the Committee may make provision for a cash payment with respect to an outstanding Award held by a Participant, provided that the number of Shares subject to any Award shall always be a whole number.

SECTION 6.  OPTIONS

     (a) Subject to the provisions of the Plan, the Board or the Committee may award Incentive Stock Options and Non-Qualified Stock Options and determine the number of Shares to be covered by each Option, the option price therefor, the term of the Option, and the other conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted to the Board or the Committee under the Plan be exercised, so as to disqualify the Plan or, without the consent of the optionee, any Incentive Stock Option granted under the Plan, under Section 422 of the Code.

     (b) The option price per Share purchasable under an Option shall not be less than 100% of the Fair Market Value of the Shares on the date of award with respect to Incentive Stock Options and shall be the price determined by the Board or the Committee, which may be less than, equal to or greater than the Fair Market Value of the Shares on the date of award with respect to Non-Qualified Stock Options. If the Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of beneficial interest or stock of the Company or any subsidiary or parent corporation of the Company and an Incentive Stock Option is granted to such Participant, the option price shall be not less than 110% of Fair Market Value of the Shares on the date of award.

     (c) No Option shall be exercisable more than ten years after the date the option is awarded. If a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of beneficial interest or stock of the Company or any subsidiary or parent corporation of the Company and an Incentive Stock Option is awarded to such Participant, such Option shall not be exercisable after the expiration of five years from the date of award.

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     (d) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or by certified or bank check or, to the extent permitted by the Board or the Committee at or after the award of the Option, by delivery of a note or Shares owned by the Participant, including Restricted Stock, valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Board or the Committee may determine.

     (e) No Incentive Stock Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Incentive Stock Options shall be exercisable during the Participant's lifetime only by the Participant. A Participant shall notify the Company in the event that he or she disposes of Shares acquired upon exercise of an Incentive Stock Option within the two-year period following the date the Incentive Stock Option was granted or within the one-year period following the date he or she received Shares upon the exercise of an Incentive Stock Option.

     (f) The Board or the Committee may at any time accelerate the exercisability of all or any portion of any Option.

SECTION 7. RESTRICTED STOCK

     (a) A Restricted Stock Award is an Award entitling the Participant to acquire Shares for a specified purchase price, if any, subject to any conditions and restrictions, including, without limitation, a Company right during a specified period or periods to repurchase such Shares at their original purchase price (or to require forfeiture of such Shares) upon the Participant's termination of employment, as the Board or the Committee shall determine. A Restricted Stock Award may include, without limitation, the award of Shares as bonus stock without cash consideration or any Restricted Period or conditions of forfeiture.

     (b) Subject to the provisions of the Plan, the Board or the Committee may award Shares of Restricted Stock and determine the purchase price (if any) therefor, the duration of the Restricted Period (if any) during which, and the conditions (if any) under which, the Shares may be forfeited to or repurchased by the Company and any other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

     (c) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board or the Committee, during the Restricted Period. Shares of Restricted Stock shall be

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evidenced in such manner as the Board or the Committee may determine. Any certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Board or the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant.

     (d) A Participant shall have all the rights of a shareholder with respect to the Restricted Stock including voting and dividend rights, subject to restrictions on transferability and Company repurchase or forfeiture rights described in this Section and subject to any other conditions, determined by the Board or the Committee and contained in the Award.

SECTION 8. STOCK APPRECIATION RIGHTS

     (a) A Stock Appreciation Right is an Award entitling the Participant to receive an amount in cash or Shares or a combination thereof having a value equal to (or if the Board or the Committee shall so determine at time of grant, less than) the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date of grant (or over the option exercise price, if the Stock Appreciation Right was granted in tandem with an Option) multiplied by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised.

     (b) Subject to the provisions of the Plan, the Board or the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option, and determine in its sole discretion the terms and conditions applicable thereto, including the form of payment. SARs granted in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. Subject to this Section 8(b) and to such rules as the Board or the Committee may, in its discretion and for any reason whatsoever, impose, an SAR granted in connection with an Option will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, and shall not be transferable except to the extent that such related Option may be transferable.

     (c) An SAR related to an Option which can be exercised only during limited periods following a change in control of the Company may entitle the Participant to receive an amount based upon the highest price paid or offered for Shares in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in the stock market (or NASDAQ) on which the Shares are normally traded.

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     (d) Notwithstanding that an Option at the time of exercise shall not be accompanied by a related Stock Appreciation Right, if the market price of the Shares subject to such Option exceeds the exercise price of such Option at the time of its exercise, the Board or the Committee may, in its discretion, cancel such Option, in which event the Company shall pay to the person exercising such Option an amount equal to the difference between the Fair Market Value of the Shares to have been purchased pursuant to such exercise of such Option (determined on the date the Option is cancelled) and the aggregate consideration to have been paid by such person upon such exercise. Such payment shall be by check, bank draft or in Shares having a Fair Market Value (determined on the date the payment is to be made) equal to the amount of such payments or any combination thereof, as determined by the Board or the Committee. The Board or the Committee may exercise its discretion under the first sentence of this paragraph (d) only in the event of a written request of the person exercising the Option, which request shall not be binding on the Board or the Committee.

SECTION 9. PERFORMANCE STOCK UNITS

     (a) A Performance Stock Unit is an Award entitling the Participant to acquire Shares upon the attainment of specified performance goals. Subject to the provisions of the Plan, the Board or the Committee may award Performance Stock Units and determine the performance goals applicable to each such Award, the number of such shares for each Performance Cycle, the duration of each Performance Cycle and all other limitations and conditions applicable to the awarded Performance Stock Units. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of each Performance Stock Unit shall be equal to the Fair Market Value of one Share on the date the Performance Stock Unit is earned or, in the discretion of the Board or the Committee, on the date the Board or the Committee determines that the Performance Stock Unit has been earned.

     (b) During any Performance Cycle, the Board or the Committee may adjust the performance goals for such Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Board or the Committee may determine.

     (c) As soon as practicable after the end of a Performance Cycle, the Board or the Committee shall determine the number of Performance Stock Units which have been earned by the Participant on the basis of performance in relation to the established performance goals. The payment values of earned Performance Stock Units shall be distributed to the Participant as soon as practicable thereafter. The

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Board or the Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Shares or Awards.

SECTION 10. GENERAL PROVISIONS APPLICABLE TO AWARDS

     (a) Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board or the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

     (b) Each Award may be made alone, in addition to or in relation to any other Award. The terms of each Award need not be identical, and the Board and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Board or the Committee at the time of award or at any time thereafter.

     (c) The Board or the Committee shall determine whether Awards to Participants are settled in whole or in part in cash, Shares, other securities of the Company, Awards or other property. The Board or the Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Shares.

     (d) The Board or the Committee shall determine the effect on an Award of the disability, death, retirement or termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or designated beneficiary may receive payment of an Award or exercise rights thereunder.

     (e) In order to preserve the rights of a Participant under an Award in the event of a change in control of the Company, the Board or the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions with respect to any such change of control: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Board or the Committee, (iv) cause the Award to be assumed, or new rights substituted therefor, by

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another entity, or (v) make such other provision as the Board or the Committee may consider equitable and in the best interests of the Company.

     (f) The Participant shall pay to the Company, or make provision satisfactory to the Board or the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the discretion of the Board or the Committee, such tax obligations may be paid, in whole or in part, in Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

     (g) For purposes of the Plan, the following events shall not be deemed a termination of employment of a Participant:

          (i) a transfer to the employment of the Company from a subsidiary or from the Company to a subsidiary, or from one subsidiary to another, or

          (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Participant's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Board or the Committee otherwise so provides in writing.

For purposes of the Plan, employees of a subsidiary of the Company shall be deemed to have terminated their employment on the date on which such subsidiary ceases to be a subsidiary of the Company.

     (h) The Board or the Committee may amend, modify or terminate any outstanding Award held by a Participant including substituting therefor another Award of the same or a different type, changing the date of exercise or realization, converting an Incentive Stock Option to a Non-Qualified Stock Option, and modifying or waiving the restrictions with respect to any Restricted Stock, provided that the Participant's consent to such action shall be required unless the Board or the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (i) Notwithstanding any other provision of the Plan, any Non-Qualified Stock Option, SAR or other similar right related to an equity security issued under the Plan shall not be transferable other than pursuant to the terms of such Award, as permitted in writing by the Board or the Committee, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code

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or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Board or the Committee shall have no authority to take any action if the authority to take such action, or the taking of such action, would disqualify the Plan from the exemption provided by Rule 16b-3 under the Act, and any successor provision.

SECTION 11. MISCELLANEOUS

     (a) No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for its employees.

     (c) Subject to the provisions of the applicable Award, no Participant shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Shares are awarded shall be considered the holder of the Shares at the time of the Award except as otherwise provided in the applicable Award.

     (d) The Plan shall be effective on April 13, 1992, subject to the approval of the shareholders of the Company within twelve months of such effective date if Incentive Stock Options are to be granted under the Plan. Prior to such approval, Awards of Incentive Stock Options and Awards to Section 16 Participants may be made under the Plan if they are made expressly subject to shareholder approval. Awards other than Incentive Stock Options and to Participants other than Section 16 Participants may be made regardless of whether shareholder approval is obtained.

     (e) The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement.

     (f) Awards may not be made under the Plan after April 13, 2002, but then outstanding Awards may extend beyond such date.

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